McDaniel
                          & ASSOCIATES CONSULTANTS LTD.
                         Oil & Gas Reservoir Eveluations


                               CONSENT OF ENGINEER

             We hereby consent to the reproduction of our audit report dated October 5, 2000, and to the reference to our estimate dated October 1, 2000, appearing in this National Fuel Gas Company Annual Report on Form 10-K.

         We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 2-95439), as amended, relating to the National Fuel Gas Company 1983 Incentive Stock Option Plan and the National Fuel Gas Company 1984 Stock Plan, and in the related Prospectuses, (ii) the Registration Statements (Form S-8, No. 33-28037, No. 333-3055, and Nos. 2-97641, 33-17341 and 333-3057), as amended, relating to the National Fuel Gas Company Tax-Deferred Savings Plan and the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees, respectively, and in the related Prospectuses,
(iii) the Registration Statement (Form S-3, No. 333-03803), as amended, relating to $500,000,000 of National Fuel Gas Company debentures and/or medium term notes and, in the related Prospectus, (iv) the Registration Statements (Form S-3, No. 33-51881 and Form S-3D, No. 333-51769), as amended, relating to the National Fuel Gas Company Dividend Reinvestment and Stock Purchase Plan, and in the related Prospectuses, (v) the Registration Statement (Form S-3, No. 33-36868), as amended, relating to the National Fuel Gas Company Customer Stock Purchase Plan, and in the related Prospectus, (vi) the Registration Statement (Form S-8, No. 33-49693), as amended, relating to the National Fuel Gas Company 1993 Award and Option Plan, and in the related Prospectus, and (vii) the Registration Statement (Form S-8, No. 333-51595) relating to the National Fuel Gas Company 1997 Award and Option Plan, and in the related Prospectus, (viii) the Registration Statement (Form S-4, No. 333-74887), as amended, relating to the acquisition of the assets of Cunningham Natural Gas, and in the related
Prospectus, (ix) the Registration Statement (Form S-3, No. 333-83497), as amended, relating to $625,000,000 of National Fuel Gas Company debentures and/or common stock, and in the related Prospectus, (x) the Registration Statement (Form S-3, No. 333-85711) relating to National Fuel Gas Company Direct Stock Purchase and Dividend Reinvestment Plan, and in the related Prospectus, of the reproduction of our report dated October 19, 2000, appearing in this National Fuel Gas Company Annual Report on Form 10-K.



McDANIEL & ASSOCIATES CONSULTANTS LTD.


/s/ P.A. Welch
----------------------------------
P.A. Welch, P.Eng.
Senior Vice President


Calgary, Alberta
Dated:  November 16, 2000